EXHIBIT 99.2

                                     [LOGO]
                          CLARIDGE CAPITAL PARTNERS, LP


December 6, 2004


Ted Rea Sr.
Chairman
RG America Inc
2100 Valley View Lane, Suite 100

Dear Ted:

It has been a great pleasure working with you on the board of directors of RG America. However, my work load has recently increased to the point where I can long longer provide the time required to be of service to the company. I respectfully ask to resign from the board.

I will continue to support for efforts any way I can and I look forward to your great success.

Thank you for your patience in this matter.


Respectfully,

/s/ D. Yale Sage

D. Yale Sage
President
Claridge Capital Partners, LP